UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 8, 2008

THE COCA-COLA COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant’s telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 8.01. Other Events.

As previously announced, effective July 1, 2008, the Company made certain changes to its operating structure to align geographic responsibility. The European Union operating segment was reconfigured to include the Adriatic and Balkans business unit and was renamed the Europe operating segment; and the remaining Eurasia operating segment was combined with the Africa operating segment into the new Eurasia and Africa operating segment. The changes in operating structure did not impact the other existing geographic operating segments, Bottling Investments or Corporate. As a result, beginning with the third quarter of 2008, our organizational structure will consist of the following operating segments: Eurasia and Africa; Europe; Latin America; North America; Pacific; Bottling Investments; and Corporate.

Exhibit 99.1 attached hereto sets forth a schedule of unaudited operating segment data reclassified primarily to reflect the new operating structure.

Item 9.01(d).	Exhibits

Exhibit 99.1	Schedule of Reclassified Operating Segment Data

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)

Date: September 8, 2008	By:	/s/ Harry L. Anderson
Harry L. Anderson Vice President and Controller (On behalf of the Registrant and as Chief Accounting Officer)

Exhibit Index

Exhibit No.	Exhibits
99.1	Schedule of Reclassified Operating Segment Data